EXHIBIT 4.2

                             STOCK OPTION AGREEMENT
                                 UNDER THE 1995
                         STOCK OPTION PLAN FOR EMPLOYEES
                                       OF
                     WITCO CORPORATION AND ITS SUBSIDIARIES


     1. Grant of Option. Pursuant to the action of the Organization and Compensation Committee, Witco Corporation, hereby grants to _________________ ("Optionee") on ___________________ ("Date of Grant") the Option or Options listed below:

          (a) An Incentive Stock Option to purchase _________________ Shares at a purchase price of $ ________________ per Share ("Option Price").

          (b) A Nonqualified Stock Option to purchase Shares______________ at a purchase price of $____________ per Share ("Option Price").

The Option or Options are granted pursuant to the Plan which is incorporated by reference herein, and are subject to the provisions of this Agreement and of the Plan.

     2. Definitions:

          (a) Affiliate means (a) any corporation that is a member of the "controlled group of corporations" that includes the Company, determined in accordance with the Code Section 1563(a) without regard to Code Sections 1563(a)(4) and (e)(3)(C), and (b) any organization that is part of a group of trades or businesses under common control pursuant to Code Section 414(b) that includes the Company.

          (b) Agreement shall mean this Stock Option Agreement.

          (c) Board of Directors shall mean the Board of Directors of the Company.

          (d) Change in Control shall be deemed to have occurred if:

               (i) any "person", as such term is used in Sections 3(a)(9) and 13(d)(3) of the Exchange Act, other than an Affiliate or any employee benefit plan sponsored by the Company or an Affiliate becomes a "beneficial owner", as such term is used in Rule 13d-3 promulgated under the Exchange Act, of 20% or more of the "Voting Stock" (which means the capital stock of any class or classes of the Company having general voting power under ordinary circumstances, in the absence of contingencies, to elect the directors of such corporation) of the Company;


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               (ii) 33 1/3% of the Board of  Directors  consists of  individuals other than the members of the Board of Directors on January 1, 1994 (the "Incumbent Directors"); provided, however, that any person becoming a director subsequent to such date whose election or nomination for election was approved by two-thirds (but in no event less than two) of the directors who at the time of such election or nomination comprise the Incumbent Directors shall, for purposes of this Plan, be considered an Incumbent Director:

               (iii) the Company adopts any plan of liquidation providing for the distribution of all or substantially all of its assets;

               (iv) the Company combines with another company (whether or not the Company is the surviving corporation) and immediately after the combination, the shareholders of the Company immediately prior to the combination (other than shareholders who, immediately prior to the combination, were "affiliates" of such other company, as such term is defined in the rules of the Securities and Exchange Commission) do not beneficially own, directly or indirectly, more than 20% of the Voting Stock of the combined company; or

               (v)  any  sale,  lease,   exchange  or  other  transfer  (in  one
          transaction  or  a  series  of  related   transactions)   of  all,  or
          substantially all, the assets of the Company occurs.

          (e) Code shall mean the Internal Revenue Code of 1986, together with any applicable amendments. References to Sections of the Code shall refer to any corresponding provisions of subsequent legislation.

          (f) Committee shall mean the Organization and Compensation Committee of the Board of Directors composed and acting as described in the Plan.

          (g) Company shall mean Witco Corporation, a Delaware corporation.

          (h) Date of Exercise shall mean the date on which both the payment of the Option Price and written request made pursuant to Section 5(b) for the Shares to be purchased are received by the Secretary of the Company.

          (i) Date of Grant shall be the Date of Grant set forth in Section 1.

          (j) Exchange Act shall mean the Securities Exchange Act of 1934, as amended from time to time, or any successor statute.

          (k) Fair Market Value shall mean the closing price of the Shares on the New York Stock Exchange - Composite Transactions Tape on the applicable valuation date or, if no trade of the Shares shall have been made on that day, the next preceding day on which there was a trade of the Shares.


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          (l) Incentive Stock Option shall mean the Option designated in Section
     1(a) which meets the requirements of Section 422 of the Code.

          (m)  Nonqualified  Stock  Option shall mean the Option  designated  in
     Section 1(b) which is not an Incentive Stock Option.

          (n) Option or Options shall mean the Option or Options to purchase Shares granted pursuant to the provisions of the Plan and evidenced in this Agreement, whether an Incentive Stock Option or a Nonqualified Stock Option.

          (o) Optionee shall mean the individual named in Section 1.

          (p) Option  Price shall mean the price per Share which is set forth in
     Section 1.

          (q) Plan shall mean the 1995 Stock Option Plan for Employees of Witco Corporation and its Subsidiaries, as presently adopted and as amended from time to time.

          (r) Shares shall mean shares of the common stock of the Company ($5.00 par value) or in the event that the outstanding shares of the common stock in the Company are hereafter changed into or exchanged for shares of a different stock or securities of the Company or some other corporation, then such other stock or securities.

          (s) Subsidiary or Subsidiaries shall mean any Subsidiary or all Subsidiaries as such term is defined in Section 424(f) of the Code.

          (t) Termination Date shall mean ________________.

     3. Acceptance of Option Required. The Optionee must execute this Stock Option Agreement and return it to the Secretary of the Company by the date specified in the letter transmitting this Agreement or the Option or Options evidenced by this Agreement may be terminated at the discretion of the Committee.

The Plan requires that:

          (a) To the extent that the aggregate Fair Market Value of the Shares determined as of the Date of Grant with respect to which Incentive Stock Options (determined without regard to this sentence) are granted to an Optionee after 1986 and are exercisable for the first time by the Optionee in any calendar year (under all plans of the Company and its Subsidiaries) exceeds $100,000 (or such other maximum amount which may hereafter be specified under Section 422 of the Code), such Options shall be treated as Options which are not Incentive Stock Options by taking such Options into account in the order in which granted.

          (b) No Incentive Stock Option shall be granted to any individual who, on the Date of Grant, owns (within the meaning of section 422(b)(6) of the Code) directly or indirectly stock of the Company possessing more than ten


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     percent (10%) of the total combined voting power or value of all classes of stock of the Company or any Subsidiary. For purposes of the preceding, direct or indirect ownership shall be determined in accordance with the attribution rules of Section 424(d) of the Code; and

          (c) An Option must be clearly marked as to its character when granted.

If the Option or Options granted hereunder are not designated in Section 1(a) or
(b) in compliance with these requirements, acceptance of this Agreement will not constitute acceptance of such designations and upon determination of such noncompliance, such Option or Options shall be redesignated to the extent necessary to comply with such requirements.

     4. Terms and Conditions of Options.

          (a) Option Price. The Option Price shall be no less than one hundred percent (100%) of the Fair Market Value of the Shares on the Date of Grant.

          (b) Nontransferable. The Option shall not be transferable by the Optionee otherwise than by will or by the laws of descent and distribution and may be exercised, during the Optionee's lifetime, only by the Optionee.

          (c) Exercise After Termination of Employment. Except as provided hereafter in this subsection (c), only those Options exercisable as of the date of the Optionee's termination of employment (determined after application of subsection (g) hereof) may be exercised, and such Options shall be exercisable during the ninety (90) day period following such termination, provided that in no event shall Options be exercisable after the expiration of ten (10) years from the Date of Grant or such earlier date as may be specified hereunder. Options granted under the Plan shall not be affected by any change of duties or position so long as the Optionee continues to be an employee of the Company or any Subsidiary.
     Notwithstanding the foregoing provisions of this subsection (c), upon termination of employment by (i) early retirement or normal retirement by an Optionee, each as determined pursuant to the Witco Corporation
     Retirement Plan, (ii) death or (iii) disability as determined pursuant to the Witco Corporation Long Term Disability Plan, any Option which would otherwise not then be exercisable shall become immediately exercisable and such Options shall be exercisable during the three (3) year period following such termination; provided, however, that except in the case of the death of the Optionee, the exercise of any Incentive Stock Option shall qualify for Incentive Stock Option treatment only if the Optionee has been an employee of the Company or any Subsidiary at all times during the period beginning with the Date of Grant and ending on the day three (3) months (or one (1) year in the case of an Optionee permanently and totally disabled as defined in Section 22(e)(3) of the Code) before the Date of Exercise of such Option. In the event of any question regarding the meaning of the terms "termination", "early retirement", "normal retirement" or "disability" the determination of the Committee shall be final and binding. If any Optionee who has terminated employment for a reason other than death


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     shall die holding an Option that is not fully exercised, such Option may be exercised, to the extent it could have been exercised by the decedent, at any time within the greater of one year after such date of death or the remainder of the period in which the Optionee could have exercised the Option had he or she not died, but in no event beyond the original term of the Option.

          (d) Term of Option. No Option shall be exercisable prior to six (6) months after the Date of Grant or the date of shareholder approval of the Plan, whichever is later, or after (i) the expiration of ten (10) years from the Date of Grant or (ii) such earlier date as may be specified hereunder.

          (e) Death of Optionee. In the event of the death of an Optionee, any Option theretofore granted to such person which is then exercisable as provided in subsection (c) shall be exercisable only by the executor or administrator of the Optionee's estate or by the person or persons to whom the Optionee's rights under the Option shall pass by the Optionee's will or the laws of descent and distribution.

          (f) No Right to Continuance of Employment. Nothing contained in the Plan or in this Agreement shall confer upon the Optionee any right to continuance of employment by the Company or its Subsidiaries, nor interfere in any way with the right of the Company or any of its Subsidiaries to terminate the Optionee's employment or change the Optionee's compensation at any time.

          (g) Dismissal for Cause. In the event that the Optionee shall be dismissed from the employ of the Company or any of its Subsidiaries for any reason which the Committee determines to constitute good cause for dismissal, the Company shall notify the Optionee of such determination and any Option still held by the Optionee at such time shall be canceled effective as of the date of the Optionee's termination of employment. The decision of the Committee as to what shall constitute good cause for dismissal shall be final and binding upon all concerned.

     5. Exercise of Options -- Purchase of Shares.

          (a) Period for Exercising Option. Subject to the provisions of Section 4(c) above, an Option to purchase Shares designated in Sections 1(a) or 1(b) above shall become exercisable on the vesting dates set forth at Exhibit A to this Agreement for the number of Shares shown for each vesting date at Exhibit A, but no such shares may be purchased after the Termination Date or such earlier date as may be specified hereunder.

          (b) Method of Exercising Option. An Option shall be exercised by payment to the Company of the Option Price accompanied by a written request on a completed form prescribed by the Company for this purpose, and such exercise shall be effective on receipt by the Secretary of the Company. Where payment is made in Shares, such Shares shall be sent to the Secretary of the Company accompanied by duly signed, signature guaranteed, stock power(s). Where the purchaser is a person other than the Optionee, the



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     request  shall be  accompanied  by  appropriate  proof of the right of such person or persons to exercise the Option. The Secretary of the Company, following the decision of the Committee, will notify each Optionee of variances resulting from the discretionary decisions of the Committee and,
     where  appropriate,   will  request  additional  cash  payment  for  Shares
     exercised, on account of federal, state and local withholding taxes or make such additional adjustments with the Optionee as may be necessary. Such additional requests for payment must be complied with by the Optionee before Shares are issued. Moreover, the Company shall not be required to issue or deliver any certificates for Shares purchased upon the exercise of
     an  Option  prior  to  the   completion  of  any   registration   or  other
     qualification of such Shares under any state or federal laws or rulings or regulations of any government regulatory body, which the Company shall determine to be necessary or advisable.

          (c) Payment for Shares. Payment for Shares shall be in cash, or such other consideration as the Committee shall determine in its sole discretion, to be substantially equivalent to cash (including cashless exercise procedures), or by surrender of stock certificates representing like common stock of the Company having an aggregate Fair Market Value, determined as of the Date of Exercise, equal to the number of Shares with respect to which such Option is exercised multiplied by the Option Price; provided that the Committee may impose whatever restrictions it deems necessary or desirable with respect to the payment for Shares by the surrender of stock certificates representing like common stock of the Company.

          (d) Issuance of Shares Necessary. No Optionee or Optionee's executor or administrator, legatees or distributees, as the case may be, will be, or will be deemed to be, a holder of any Shares subject to an Option unless and until a stock certificate or certificates for such Shares are issued to such person or persons under the terms of the Plan and this Agreement. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 6 hereof.

     6. Change in Stock, Adjustments, Etc.

         In the event that the outstanding Shares are hereafter increased or decreased or changed into or exchanged for a different number of shares or kind of shares or other securities of the Company or of another corporation, by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares, or a dividend payable in capital stock, appropriate adjustment shall be made by the Committee in the number and kind of Shares which may be purchased pursuant to the Option or Options, to the end that the Optionee's proportionate interest shall be maintained as before the occurrence of such event, and such adjustment of the unexercised portion of the Option shall be made without change of the total Option Price applicable to such unexercised portion and with a corresponding adjustment in the Option Price per share; provided, however, that each such adjustment in the number and kind of Shares, including any adjustment in the Option Price, shall be made in such manner as not to constitute a modification as defined in Section 424(h) of the Code. Any such adjustment made by the Committee shall be conclusive. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments,

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reclassifications,  reorganizations  or  changes  in  its  capital  or  business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

     7. Amendment and Termination.

         The Board of Directors and the shareholders of the Company may terminate the Plan or make such amendments thereof under the terms and conditions stated in the Plan, provided, however, that no such termination or amendment shall, without the consent of the Optionee, affect or impair the right of such individual under the Option or Options evidenced by this Agreement.

     8. No Obligation to Exercise Option.

         Granting of an Option shall impose no obligation on the Optionee to exercise such Option.

     9. Withholding of Taxes.

         The Company's obligation to deliver Shares upon the exercise of any Option shall be subject to applicable federal, state and local tax withholding requirements. In furtherance of the foregoing, the following shall apply:

          (a) Nonqualified Stock Options. If the Optionee exercises a Nonqualified Stock Option, the Optionee agrees that the Company shall be entitled either to (i) reduce the number of Shares otherwise issuable, subject to such limitations as may be imposed by Rule 16b-3 under Section 16(b) of the Exchange Act, or (ii) require as a condition of delivery of Shares that the Optionee remit to the Company an amount sufficient to satisfy the Company's federal, state and local withholding tax obligations with respect to the exercise of the Option.

          (b) Incentive Stock Options. If the Optionee exercises an Incentive Stock Option, the Optionee agrees (i) to notify the Company if any or all of such Shares are disposed of by the Optionee within two years after Date of Grant or within one year after the date that the Shares were transferred to the Optionee pursuant to his exercise of the Option, and (ii) to remit to the Company, at the time of and in the case of any such disposition, such amount as the Company shall determine to be sufficient to satisfy the Company's federal, state and local withholding tax obligations with respect to such disposition, if any, whether or not, as to both (i) and (ii), the Optionee is in the employ of the Company at the time of such disposition.

     10. Effect of Change in Control or Tender Offer.

          (a) The Option or Options evidenced by this Agreement shall be exercisable in full for a period of thirty (30) days following the date of a Change in Control of the Company.



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          (b) A tender offer or exchange offer for Shares which results in a Change in Control shall be deemed to constitute a Tender Offer.

          (c) All Options outstanding at the end of the period specified in subsection (a) of this section 10 shall be surrendered to the Secretary of the Company for cancellation in exchange for a settlement payment. The amount paid in settlement for the surrender and cancellation of each Option shall be the higher of:

               (i) the excess of the Fair Market Value of the Shares subject to the Option (regardless of exercisability) at the end of the period specified in subsection (a) hereof, over the Option Price; or

               (ii) the excess of the "Offer Price per Share" (as hereinafter defined), if any, of the Shares subject to the Option (regardless of exercisability) over the Option Price.

          As used in subparagraph (ii) above, the term "Offer Price per Share" shall mean the highest price per Share payable in any Tender Offer which was in effect at any time during the period beginning 60 days prior to the date on which such Option was surrendered. Any securities or other property which are part of the consideration paid for Shares in a Tender Offer shall be valued in determining the Offer Price per Share at the valuation placed on such securities or property by the corporation, person or other entity making the Tender Offer.

          (d) The Committee at any time may exempt from the operation of subsections (a) and (c) hereof any outstanding Option selected by the Committee or may exempt all outstanding Options. No exemption shall, however, be effective after payment or delivery of Shares has been made in settlement of a surrendered Option.

          (e) The Committee shall have sole discretion to determine whether settlement payments shall be made wholly in cash, wholly in Shares or by a combination of cash and Shares. In the event no action is taken by the Committee to determine the method of payment, the amount due shall be paid in cash.

          (f) To the extent  that the  exercise  of an Option  during the thirty
     (30) day period referred to in subsection (a) above or the surrender of an Option as provided for in subsection (c) above would result in liability under Section 16(b) of the Exchange Act to an Optionee, the Committee shall exempt from the operation of subsections (a) and (c) hereof any such Options, pursuant to subsection (d) above, until such time that the exercise of such Option would not result in liability under Section 16(b) of the Exchange Act.

     IN WITNESS WHEREOF, the Company has caused this Option Agreement to be executed by its duly authorized officers on the day and year first above written.


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Attest:                                              WITCO CORPORATION



          _________________________                  By:__________________
                  Secretary



Accepted by Optionee:




 _______________________                             ___________________________
           Date                                                Optionee



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